Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Mannatech, Incorporated

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-72767, 333-77227, 333-94519, 333-47752, 333-113975, 333-153199, 333-182676 and 333-197400) and Form S-3 (File No. 333-169774) of Mannatech, Incorporated and Subsidiaries of our reports dated March 10, 2015, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10K.

/s/ BDO USA, LLP
Dallas, Texas
March 10, 2015